As filed with the Securities and Exchange Commission on July 21, 2000
                                                  Registration No. 333-_________

                -------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------
                             IBERIABANK CORPORATION
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                LOUISIANA                         72-1280718
        --------------------------           ----------------------
        (State or Other Jurisdiction of        (I.R.S. Employer
        Incorporation or Organization)         Identification No.)

                          1101 EAST ADMIRAL DOYLE DRIVE
                           NEW IBERIA, LOUISIANA 70560
                           ---------------------------
                    (Address of Principal Executive Offices)

                             IBERIABANK CORPORATION
                         SUPPLEMENTAL STOCK OPTION PLAN
                         ------------------------------
                            (Full title of the Plan)

                            DARYL G. BYRD, PRESIDENT
                             IBERIABANK CORPORATION
                           1101 E. ADMIRAL DOYLE DRIVE
                        NEW IBERIA, LOUISIANA 70560-6301
                        --------------------------------
                     (Name and Address of Agent For Service)

                                 (337) 365-2361
                   ------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

EDWARD B. CROSLAND, JR., ESQUIRE          J. MARK POERIO, ESQUIRE
KUTAK ROCK LLP                            PAUL, HASTINGS, JANOFSKY & WALKER, LLP
1101 CONNECTICUT AVENUE, N.W., SUITE 1000 1299 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C.  20036-4374              WASHINGTON, D.C.  20004-2400
(202) 828-2400                            (202) 508-9500
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
            Title Of            Amount       Proposed Maximum     Proposed Maximum       Amount of
           Securities            To Be        Offering Price     Aggregate Offering    Registration
        To Be Registered      Registered         Per Share              Price               Fee
---------------------------------------------------------------------------------------------------------------
          Common Stock,
         $1.00 par value      24,999 (1)             (2)                 (2)              $112.00
===============================================================================================================

(1)  Maximum number of shares issuable under the IBERIABANK Corporation Supplemental Stock Option Plan, as  such amount may be increased in accordance with Article IX of said plan in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving  the
     Registrant.
(2)  Under  Rule 457(h) the registration fee may be calculated, inter alia,  based upon  the price at  which the options may be exercised.  24,999 shares are being registered hereby, of which 5,000 are under option at  a weighted average exercise price of $18.00 per share ($90,000 in the aggregate). The remainder of the shares
     (19,999 shares) are being  registered  based upon the average  of  the  high  and low selling prices of the common  stock  of  the  Registrant  as reported on the National Association of Securities Dealers Automated
     Quotation, National Market ("NMS") on July 17, 2000 of $16.6565 per  share ($333,113.34 in  the aggregate).
     Therefore, the total amount of the offering being registered herein is $423,113.34.

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the IBERIABANK Corporation Supplemental Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     IBERIABANK Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 0-25756);

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-25756) filed with the Commission on March 28, 1995.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES
------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     In accordance with the Business  Corporation law of the State of Louisiana,
Article 8 of the Company's Articles of Incorporation provides as follows:

     Article 8. Personal Liability, Indemnification, Advancement of Expenses and Other Rights of Officers, Directors, Employees and Agents.

     A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

     F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not Applicable.

ITEM 8.  EXHIBITS
------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New Iberia, State of Louisiana, on this 19th day of July, 2000.

                                   IBERIABANK CORPORATION


                                   By: /s/ Daryl G. Byrd
                                       -----------------------------------
                                       Daryl G. Byrd
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Daryl G. Byrd our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                           Date
----------                         -----                           ----

/s/ Larrey G. Mouton               Director                        July 19, 2000
------------------------------
Larrey G. Mouton


/s/ Daryl G. Byrd                  President, Chief Executive      July 19, 2000
------------------------------     Officer and Director
Daryl G. Byrd


/s/ James R. McLemore              Senior Vice President and       July 19, 2000
------------------------------     Chief Financial Officer
James R. McLemore                  (principal financial and
                                   accounting officer)


/s/ Elaine D. Abell                Director                        July 19, 2000
------------------------------
Elaine D. Abell

Signatures                         Title                           Date
----------                         -----                           ----


/s/ Harry V. Barton, Jr.           Director                        July 19,.2000
------------------------------
Harry V. Barton, Jr.


/s/ Ernest P. Breaux, Jr.          Director                        July 19, 2000
------------------------------
Ernest P. Breaux, Jr.


/s/ Cecil C. Broussard             Director                        July 19, 2000
------------------------------
Cecil C. Broussard


/s/ William H. Fenstermaker        Chairman of the Board           July 19, 2000
------------------------------
William H. Fenstermaker


/s/ Richard F. Hebert              Director                        July 19, 2000
------------------------------
Richard F. Hebert


/s/ E. Stewart Shea, III          Director                         July 19, 2000
------------------------------
E. Stewart Shea, III

                                INDEX TO EXHIBITS

Exhibit  Description
-------  -----------

   5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

23.1     Consent of Kutak Rock LLP (appears in their opinion filed as Exhibit 5)

23.2     Consent of Castaing, Hussey, Lolan & Dauterive, LLP

  24 Power of Attorney (contained in the signature page to this registration statement)

99.1     IBERIABANK Corporation  Supplemental Stock Option Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the IBERIABANK Corporation Supplemental Stock Option Plan

99.3     Form of Stock Appreciation Rights Agreement

99.4     2000  Amendment to the IBERIABANK Corporation Supplemental Stock Option
         Plan

99.5     Form of Restricted Stock Agreement